                                                                      EXHIBIT 12

                         FOOD 4 LESS SUPERMARKETS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                                     52 Weeks Ended
                                                                      June 25, 1994
                                                                 ----------------------
                                                                                 Fixed
                                                                 Earnings       Charges
                                                                 --------       -------
Income (loss) before provision for income taxes,
   minority interest and extraordinary charge                    $     -        $    -

Add Fixed Charges:
   Interest expense, including amortization of
      debt discount and deferred financing costs                  62,414         62,414
   Interest factor in rent expense(1)                             16,596         16,596
                                                                 -------        -------
                                                                 $79,010        $79,010
                                                                 =======        =======

Ratio of earnings to fixed charges                                   1.0
                                                                 =======

________________________

(1) Calculated as one-third of minimum rent expense (see note 5 in the audited financial statements.)



                                      1994
                                    -------
Minimum rent                        $49,788
                                    /     3
                                    -------
Interest factor                     $16,596
                                    =======